SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                                    FORM 8-K

                 CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)

                     OF THE SECURITIES EXCHANGE ACT OF 1934



        Date of Report (Date of earliest event reported): AUGUST 7, 2002



                           HOLLYWOOD CASINO SHREVEPORT
                         SHREVEPORT CAPITAL CORPORATION
               (Exact name of Registrant as specified in charter)



         LOUISIANA                       333-88679               72-1225563
         LOUISIANA               (Commission file number)        75-2830167
(State or other jurisdiction                                  (I.R.S. employer
     of incorporation)                                       identification no.)



                             451 CLYDE FANT PARKWAY
                           SHREVEPORT, LOUISIANA 71101
                    (Address of principal executive offices)



       Registrant's telephone number, including area code: (318) 220-0711


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ITEM 5.    OTHER EVENTS.

           Hollywood Casino Corporation, a Delaware corporation and the ultimate parent company of Hollywood Casino Shreveport and Shreveport Capital Corporation (the "Company"), Penn National Gaming, Inc., a Pennsylvania corporation ("Parent"), and P Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of Parent ("Merger Sub"), entered into an Agreement and Plan of Merger, dated as of August 7, 2002 (the "Merger Agreement"), pursuant to which, and subject to the conditions thereof, the Company will become a wholly-owned subsidiary of Parent through the merger of Merger Sub with and into the Company. A copy of the press release announcing the transactions contemplated by the Merger Agreement is attached hereto as Exhibit 99.1.

ITEM 7.    FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

               (a)       Not applicable.

               (b)       Not applicable.

               (c)       Exhibits.
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           Exhibit Number                         Description
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               99.1         -      Press Release, dated as of August 7, 2002*





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           *     Filed herewith.





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
                                   SIGNATURES

           Pursuant to the requirements of the Securities Exchange Act of 1934, each Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                              HOLLYWOOD CASINO SHREVEPORT
                              SHREVEPORT CAPITAL CORPORATION
                              By: HCS I, Inc.

Dated: August 8, 2002             By: /s/ Paul C. Yates
                                      -----------------------------------------
                                      Paul C. Yates
                                      Executive Vice President, Chief Financial
                                      Officer, Treasurer and Assistant Secretary




                              HWCC-LOUISIANA, INC.

Dated: August 8, 2002         By: /s/ Paul C. Yates
                                  ---------------------------------------------
                                  Paul C. Yates
                                  Executive Vice President, Chief Financial
                                  Officer, Treasurer and Assistant Secretary








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
                                INDEX TO EXHIBITS



           Exhibit Number                         Description
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                99.1      -       Press Release, dated as of August 7, 2002*




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           *     Filed herewith.














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